EXHIBIT 8.8(b)

FIRST AMENDMENT TO AMENDED AND RESTATED

PARTICIPATION AGREEMENT

This AMENDMENT (“Amendment”) is made and entered into as of the 25th day of August 2008 by and among KEMPER INVESTORS LIFE INSURANCE COMPANY (the “Company”), an Illinois corporation; and each of the VARIABLE INSURANCE PRODUCT FUND, VARIABLE INSURANCE PRODUCT FUND II, VARIABLE INSURANCE PRODUCT FUND III, VARIABLE INSURANCE PRODUCT FUND IV and VARIABLE INSURANCE PRODUCT FUND V, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each, a “Fund”).

WHEREAS, the Company, on its behalf and on behalf of each Account, the Underwriter and the Fund are parties to an Amended and Restated Participation Agreement dated as of the 25th day of August, 2008 (the “Agreement”);

WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein; and

WHERAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

NOW THEREFORE, the parties hereby agree as follows:

1. Section 1.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus.”

2. The following is hereby added to the end of Paragraph 1.7:

“With respect to payment of the purchase price by the Company and of redemption proceeds by the Fund, the Company and the Fund may, in accordance with mutually agreeable procedures, net purchase and redemption orders separately for each Portfolio.”

3. Section 1.12 D of the Agreement is hereby amended by adding the following to the beginning of the paragraph:

“If and to the extent permitted by applicable law and regulation.”

4. The following is hereby added as Section 2.12 to the Agreement:

“2.12. With respect to the Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, the Company represents and warrants that:

(a)	the principal underwriter for each such Account and any subaccounts thereof is a registered broker-dealer with the SEC under the 1934 Act;

(b)	the shares of the Portfolios are and will continue to be the only investment securities held by the corresponding subaccounts; and

(c)	with regard to a Portfolio, the Company, if permitted by law, on behalf of the corresponding subaccount, will:

(i)	seek instructions from Contract owners with regards to the voting of all proxies solicited in connection with such shares and vote such proxies in accordance with those instructions; and

(ii)	refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.”

5. Section 3.4 is hereby amended by adding the following sentence to the end of the paragraph:

“Provided, however, with respect to Contracts offered and sold to a corporate or other entity owner on a private placement basis, the Company may, if permitted by applicable law and agreements, determine that the “Contact owner” is the corporate or entity owner and not individual insureds or plan participants.”

6. Section 10.1 (a) is hereby deleted in its entirety and replaced with the following: added to the Participation Agreement:

“termination by any party for any reason by ninety (90) days advance written notice delivered to the other parties; or”

7. Section 10.1 (h) is hereby terminated in its entirety.

8. Section 12.9 is hereby amended by adding the following to the beginning of the first sentence:

“To the extent publicly available,”

9. Schedule C to the Agreement is hereby deleted in its entirety.

Except as specifically set out in this Amendment, the parties do not intend to modify or change in any way the provisions of the Participation Agreement. This Amendment shall be in effective at the same time as the Participation Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative this 25th day of August, 2008.

KEMPER INVESTORS LIFE INSURANCE COMPANY

By:	/s/ Diane C. Davis
Name:	Diane C. Davis
Title:	President & COO

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV and
VARIABLE INSURANCE PRODUCTS FUND V

By:	/s/ Bryan Mehrmann
Name:	Bryan Mehrmann
Title:	Deputy Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Bill Loehning
Name:	Bill Loehning
Title:	Executive Vice President

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